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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jerry W. Nix, Vice Chairman and CFO
         (770) 612-2048

                              GENUINE PARTS COMPANY
                       DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, April 18, 2006 -- The Board of Directors of Genuine Parts Company (NYSE: GPC) declared a regular quarterly cash dividend of thirty-three and three quarter cents ($.3375) per share on the Company's common stock.

The dividend is payable July 3, 2006 to shareholders of record June 9, 2006.

ABOUT GENUINE PARTS COMPANY

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico. Genuine Parts Company had 2005 revenues of $9.8 billion.